Exhibit 4.1

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of October 7, 2021, by and among Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), Industrial Tech Acquisitions, Inc., a Delaware corporation (“SPAC” or “ITAC”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of September 8, 2020, and filed with the United States Securities and Exchange Commission (the “Commission”) on September 11, 2020 (the “Existing Warrant Agreement”); capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement;

WHEREAS, in connection with its initial public offering (the “Offering”), SPAC issued (a) 3,112,080 warrants (the “Private Placement Warrants”) to Industrial Tech Partners, LLC (the “Sponsor”) to purchase shares of SPAC’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share during the five-year period beginning upon the later of the consummation of SPAC’s initial business combination or 12 months from the closing of the Offering, (b) an option to Maxim Group LLC and/or its designees to purchase up to a total of 203,296 units (each consisting of one share of Common Stock and one redeemable warrant (the “Representative Warrants”) to purchase one share of Common Stock at $11.50 per unit, commencing on the later of SPAC’s consummation of a business combination and six months from September 8, 2020 and expires five years from September 8, 2020, and (c) 7,623,600 warrants to public investors in the Offering (collectively, the “Public Warrants” and together with the Private Placement Warrants and the Representative Warrants, the “Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share during the period beginning upon the later of 30 days after consummation of SPAC’s initial business combination or 12 months from the closing of the Offering, which was on September 11, 2020, and ending on the earlier of five years from the consummation of such business combination or the Redemption Date;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on March 18, 2021, SPAC entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Company and Autobot MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”);

WHEREAS, pursuant to the Business Combination Agreement, Merger Sub will merge with and into SPAC, with SPAC surviving such merger as a wholly-owned subsidiary of the Company (the “Merger”) and, in the context of such Merger, all shares of Common Stock outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement) shall automatically be canceled and shall cease to exist by virtue of the Merger, in exchange for the right of the holder thereof to receive an equal number of the Company’s ordinary shares, par value NIS 0.000216 per shares (“Company Ordinary Shares”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for the same number of Company Ordinary Shares at the same exercise price per share;

WHEREAS, the Company Ordinary Shares constitute an Alternative Issuance as defined in said Section 4.4;

WHEREAS, the Company has filed with the Commission a registration statement on F-4, File No. 333-257250 (“Form F-4”) for the registration, under the Securities Act of 1933, as amended, of, among other securities, the Warrants and the Company Ordinary Shares issuable upon exercise of the Warrants;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, SPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Existing Warrant Agreement with the same force and effect as if the Company were initially a party to the Existing Warrant Agreement; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders to provide for the delivery of an Alternative Issuance (as defined in the Existing Warrant Agreement) pursuant to Section 4.4 of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assignment and Assumption; Consent.

1.1 Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Existing Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Existing Warrant Agreement.

1.2 Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement and the Warrants by SPAC to the Company and the assumption by the Company of the SPAC’s obligations under the Existing Warrant Agreement pursuant to Section 1.1 hereof effective as of the Effective Time, the assumption of the Existing Warrant Agreement and Warrants by the Company from SPAC pursuant to Section 1.1 hereof effective as of the effective time of the Merger (the “Effective Time”), and to the continuation of the Existing Warrant Agreement and Warrants in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2. Amendment of Existing Warrant Agreement and Warrants. SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement, and the Warrants issued thereunder, as provided in this Section 2, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement and Warrants set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders:

2.1 Preamble. The preamble of the Existing Warrant Agreement is hereby amended by deleting “Industrial Tech Acquisitions, Inc., a Delaware corporation” and replacing it with “Arbe Robotics Ltd., a company organized under the laws of the State of Israel”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be amended such that they refer to the Company rather than SPAC.

2.2 Recitals. The recitals of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on September 11, 2020, Industrial Tech Acquisitions, Inc., a Delaware corporation (“ITAC”), consummated an initial public offering (the “Offering”) of units of ITAC’s equity securities, each such unit comprised of one share of Class A common stock of ITAC, par value $0.0001 per share (“Common Stock”), and one redeemable Public Warrant (as defined below) (the “Units”) and, in connection with the Offering, issued and delivered 7,623,600 warrants to public investors in the Offering (the “Public Warrants”); and

WHEREAS, in connection with the Offering, ITAC issued in a private placement to Industrial Tech Partners, LLC (the “Sponsor”) an aggregate of 3,112,080 warrants (the “Private Placement Warrants”) bearing the legend set forth in Exhibit B hereto; and

WHEREAS, ITAC issued and delivered a Unit Purchase Option (“UPO”) to Maxim Group LLC (“Maxim”), the representative of the several underwriters (the “Representative”) and/or its designees, to purchase up to 203,296 units (the “Representative Units”), which Representative Units include up to 203,296 underlying warrants (the “Representative Warrants”) bearing the legend set forth in Exhibit C hereto; and

WHEREAS, ITAC filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-242339 (the “ITAC Registration Statement”) and related prospectus (the “Prospectus”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Common Stock included in the Units; and

WHEREAS, ITAC, the Company, and Autobot MergerSub, Inc., a Delaware corporation (“Merger Sub”), are parties to that certain Business Combination Agreement, dated as of March 18, 2021 (the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into ITAC with ITAC surviving such merger as a wholly-owned subsidiary of the Company (the “Merger”), and, as a result of the Merger, all shares of Common Stock shall be exchanged for the right to receive ordinary shares, par value NIS 0.000216 per share of the Company (“Company Ordinary Shares”); and

WHEREAS, on October 7, 2021, pursuant to the terms of the Business Combination Agreement, the Company, ITAC and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which ITAC assigned its rights and obligations under this Agreement to the Company and the Company assumed ITAC’s rights and obligations under this Agreement from ITAC; and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, effective as of the Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding ITAC Warrants ceased to be exercisable for shares of Common Stock but instead became exercisable (subject to the terms and conditions of this Agreement) for Company Ordinary Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company has filed with the Commission a registration statement on F-4, File No. 333-257250 (“Form F-4”) for the registration, under the Securities Act of, among other securities, the Warrants and the Company Ordinary Shares issuable upon exercise of the Warrants; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3 Reference to Company Ordinary Shares. (i) All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean “Company Ordinary Shares” par value NIS 0.000216 each and (ii) all references to “stockholders” shall mean “shareholders.”

2.4 Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined term “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Israel or in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day..

2.5 Private Placement Warrant and Working Capital Warrants.

2.5.1 Section 2.6(f) of the Existing Warrant Agreement is hereby deleted.

2.5.2 Sections 2.8 and 2.9 of the Existing Warrant Agreement are hereby deleted in their entirety. All references to “Working Capital Warrants” and “Post IPO Warrants” in the Existing Warrant Agreement (including all Exhibits thereto) shall be deleted.

2.6 Duration of Warrants. The following sentence of Section 3.2 of the Existing Warrant Agreement: “(i) the date that is thirty (30) days after the first date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), or”, is hereby deleted and replaced with the following: “(i) the date that is thirty (30) days after the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), or”.

2.7 Extraordinary Dividends. Section 4.1.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Company Ordinary Shares on account of such Ordinary Shares (or other shares of the Company into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below),(any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Company Ordinary Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Company Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Company Ordinary Shares issuable on exercise of each Warrant) does not exceed $0.50 (being 5% of the offering price of the Units in the Offering).

2.8 Adjustments in Exercise Price. Section 4.3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”.

2.9 Replacement of Securities upon Reorganization, etc. Section 4.4 of the Existing Warrant Agreement is hereby amended by deleting “or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval” from the first sentence.

2.11 No Adjustment. Section 4.9 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”.

2.12 Transfers of Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”.

2.14 Notices. Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery of notices to the Company to the following:

Arbe Robotics Ltd.
HaHashmonaim Street
107 Tel Aviv-Yafo, Israel
Attn: Kobi Marenko, CEO
Email: kobi.m@arberobotics.com

2.15 Warrant Certificate. Exhibits A, B and C to the Existing Warrant Agreement are hereby amended by deleting such exhibits in their entirety and replacing them with new Exhibit A, Exhibit B and Exhibit C attached hereto.

3. Miscellaneous Provisions.

3.1 Effectiveness. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the effectiveness of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4 Applicable Law. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by it.

3.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

3.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8 Reference to and Effect on Agreements; Entire Agreement.

3.8.1 Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

3.8.2 This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[signatures on following page.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

INDUSTRIAL TECH ACQUISITIONS, INC.

By:	/s/ E. Scott Crist
Name:	E. Scott Crist
Title:	Chief Executive Officer

ARBE ROBOTICS LTD.

By:	/s/ Kobi Marenko
Name:	Kobi Marenko
Title:	CEO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

See attached.

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

ARBE ROBOTICS LTD.

Incorporated Under the Laws of the State of Israel

CUSIP

Warrant Certificate

This Warrant Certificate certifies that , or its registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase ordinary shares, par value NIS 0.000216 (“Ordinary Shares”), of Arbe Robotics Ltd., a corporate organized under the laws of the State of Israel (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Warrant is equal to $11.50 per Ordinary Share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

ARBE ROBOTICS LTD.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement, dated as of September 8, 2020, by and between Industrial Tech Acquisitions, Inc. (“ITAC”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as amended by an Assignment, Assumption and Amendment Agreement, dated as of [•], 2021, by and among the Company, ITAC and the Warrant Agent (as so amended, the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase (To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Arbe Robotics Ltd. (the “Company”) in the amount of $          in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of          , whose address is          and that such Ordinary Shares be delivered to           whose address is          . If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of          , whose address is           and that such Warrant Certificate be delivered to           , whose address is          .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of          , whose address is           and that such Warrant Certificate be delivered to          , whose address is          .

[Signature Page Follows]

Date:          , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO THE LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT DATED MARCH 18, 2021 BY AND BETWEEN INDUSTRIAL TECH PARTNERS, LLC AND ARBE ROBOTICS LTD.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT DATED MARCH 18, 2021 AMONG ARBE ROBOTICS LTD., INDUSTRIAL TECH ACQUISITIONS, INC. AND INDUSTRIAL TECH PARTNERS, LLC .”

EXHIBIT C

REPRESENTATIVE WARRANTS LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE UNIT PURCHASE OPTION BY AND BETWEEN INDUSTRIAL TECH ACQUISITIONS, INC. AND MAXIM GROUP LLC AND/OR ITS DESIGNEES.

THE ORDINARY SHARES OF ARBE ROBOTICS LTD. ISSUED UPON EXERCISE OF THE UNIT PURCHASE OPTION SHALL BE ENTITLED TO REGISTRATION RIGHTS SET FORTH IN THE UNIT PURCHASE OPTION [1]